EXHIBIT 16

Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C. 20549

April 12, 2002

Dear Sir/Madam:

We have read paragraphs (c) and (d) of Item 4 included in the Form 8-K dated April 8, 2002 of LSI Industries Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/Arthur Andersen LLP

Arthur Andersen LLP
Suite 400
720 East Pete Rose Way
Cincinnati, OH 45202

cc: Mr. Ronald S. Stowell, Vice President, Chief Financial Officer and Treasurer, LSI Industries Inc.